UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2016

6D GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35002	47-1899833
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

17 State Street, Suite 2550
New York, NY 10004
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 681-2345

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations

6D Global Technologies, Inc. (the “Company”) currently intends to hold its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) on August 19, 2016.  The exact time and location of the 2016 Annual Meeting will be specified in the Company’s proxy statement for the 2016 Annual Meeting.

Because the 2016 Annual Meeting will be held more than 30 days after the anniversary of the 2015 annual meeting of stockholders, the Company is informing its stockholders of the revised deadline for the submission of shareholder proposals and director nominations for consideration at the 2016 Annual Meeting. In order to be considered timely, any shareholder proposal or director nomination must be received at the Company’s principal executive offices at 6D Global Technologies, Inc., 17 State Street, Suite 2550, New York, New York 10004, Attn: Corporate Secretary, no later than 5:00 p.m., EDT, on July 8, 2016, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. For inclusion in the Company’s proxy statement, any such shareholder proposal or director nomination must comply with the Company’s bylaws, as well as with applicable Delaware law and the rules and regulations promulgated by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

6D GLOBAL TECHNOLOGIES, INC.

Date: July 1, 2016	By: /s/ Tejune Kang
Name: Tejune Kang
Title: Chief Executive Officer